EXHIBIT 3.2

CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL
CORPORATION LAW

1.                                      The name of the corporation is IBM Credit Corporation.

2.                                      The date on which the original certificate of Incorporation was filed with the Secretary of State Is March 4, 1981.

3.                                      The name of the limited liability company into which the corporation is herein being converted is IBM Credit LLC.

4.                                      The conversion has been approved in accordance with the provisions of Section 266 and shall be effective January 1, 2003.

By:	/s/ John J. Shay, Jr.
John J. Shay, Jr., Secretary
IBM Credit Corporation

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME “IBM CREDIT CORPORATION” TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM “IBM CREDIT CORPORATION” TO “IBM CREDIT LLC”, FILED IN THIS OFFICE ON THE TWENTY—THIRD DAY OF DECEMBER, A.D. 2002, AT 12:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE FIRST DAY OF JANUARY, A.D. 2003.

0909420 8100V
020792622	Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 2166268

DATE: 12-23-02